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                          Sands Capital Management, LLC

                                 Code of Ethics

                                 April 12, 2007

                     Sands Capital Management Code of Ethics
                                Table of Contents

                                                                        Page

1.       Definitions                                                    3

2.       Statement of General Principles                                5

3.       Duty of Confidentiality                                        5

4.       Prohibited Transactions and Conduct                            6

5.       Reporting and Certification Requirements                       8

6.       Reports to Fund Clients                                        11

7.       Sanctions                                                      11

8.       Records                                                        11

         Attachment A - Beneficial Ownership                            12

         Attachment B - Pre-Clearance Request Form                      14

         Attachment C - Form Letter of Instruction                      15

         Attachment D - Initial Holdings Report                         16

         Attachment E - Annual Holdings Report                          17

         Attachment F - Quarterly Transaction Report                    18

         Attachment G - Annual Certification                            19

                                                                               2

                                 Code of Ethics

________________________________________________________________________________

This Code of Ethics ("Code") is adopted by Sands Capital Management, LLC ("Sands
Capital")  pursuant to Section 204A of the  Investment  Advisers Act of 1940 and
Rule 204A-1 thereunder,  and Section 17(j) of the Investment Company Act of 1940
and Rule 17j-1  thereunder,  (1) to set forth  standards  of conduct  (including compliance  with the  federal  securities  laws);  (2) to require  reporting  of personal securities transactions, including transactions in mutual funds managed by Sands  Capital;  and (3) to require  prompt  reporting of  violations of this
Code.

This Code is applicable to every  supervised  person (as defined below) of Sands
Capital,  and extends to  activities  both within and outside of their duties at
Sands Capital.  Every supervised person is required to read this Code carefully, to sign and return  the  accompanying  acknowledgement,  and to retain a copy of this Code in a readily accessible place for reference.

Any  questions  regarding  this Code should be directed to the Chief  Compliance
Officer or member of the Compliance Team.

1.   DEFINITIONS

"Access  person"  means (i) any  supervised  person who has access to  nonpublic information regarding any client's purchase or sale of securities,  or nonpublic information  regarding the portfolio  holdings of any Reportable Fund, or who is involved in making securities  recommendations to clients,  or who has access to such recommendations that are nonpublic;  and (ii) any advisory person. For this purpose, all officers are presumed to be access persons.

"Advisers  Act" means the Investment  Advisers Act of 1940, as amended,  and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange
Commission.

"Advisory  person"  means (i) any employee  who, in  connection  with his or her regular  functions or duties,  makes,  participates  in, or obtains  information regarding the purchase or sale of covered  securities  by a Reportable  Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales;  and (ii) any natural  person in a control  relationship  to
Sands  Capital  who obtains  information  concerning  recommendations  made to a
Reportable Fund with regard to the purchase or sale of covered securities by the
Reportable Fund.

"Automatic  investment plan" means a program in which regular periodic purchases
(or  withdrawals) are made  automatically  in (or from)  investment  accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

"Beneficial  ownership"  is  interpreted  in a manner as it would be under  Rule
16a-1(a)(2) under the Securities  Exchange Act of 1934 in determining  whether a person has beneficial  ownership of a security for purposes of Section 16 of the
Securities Exchange Act of 1934 and the rules and regulations  thereunder.  (See
Attachment A for more information about beneficial ownership.)

"Chief  Compliance  Officer"  means  the  individual  (or  his or her  designee)
designated by Sands Capital as having the  authority  and  responsibilities  set forth in this Code;  provided,  however,  that if that  individual  proposes  to engage in any conduct or transaction  requiring  approval or other action by the
Chief Compliance Officer, the approval shall be granted or other action shall be taken by such other individual as Sands Capital shall  designate.

Last Updated: April 2007                                                      3

"Control" has the meaning set forth in Section 2(a)(9) of the Investment Company
Act.  Section  2(a)(9)  provides  that  "control"  means the power to exercise a controlling influence over the management or policies of a company,  unless such power is solely the result of an official  position with the company.  Ownership of more than 25% of a company's  outstanding  voting  securities  is presumed to give the holder control over the company. The facts and circumstances of a given situation may counter this presumption.

"Covered  security"  means a security  as defined in Section  202(a)(18)  of the
Advisers  Act or  Section  2(a)(36)  of the  Investment  Company  Act.  "Covered
Security"  includes notes,  bonds,  stocks,  convertible  securities,  preferred
stock,   options  on  securities,   futures  on  broad-based   market   indices,
exchange-traded  Funds  (ETFs),  warrants and rights,  and shares of  closed-end
Funds  and  Reportable  Funds.   "Covered  Security"  does  not  include  direct
obligations of the Government of the United States,  bankers' acceptances,  bank certificates  of deposit,  commercial  paper and high  quality  short-term  debt instruments,  including repurchase agreements, and shares issued by money market and other open-end (mutual) Funds.

"Federal  securities laws" means the Securities Act of 1933, the  Sarbanes-Oxley
Act of 2002,  the  Investment  Company  Act, the  Advisers  Act,  Title V of the
Gramm-Leach-Bliley  Act,  and any  rules  adopted  by the  U.S.  Securities  and
Exchange  Commission  under any of those  statutes,  the Bank  Secrecy Act as it applies to registered  investment  advisers and  investment  companies,  and any rules adopted thereunder by the U.S.  Securities and Exchange  Commission or the
Department of the Treasury.

"Fund" means an investment company registered under the Investment Company Act.

"Initial public  offering" means an offering of securities  registered under the
Securities   Act  of  1933,  the  issuer  of  which,   immediately   before  the
registration,  was not subject to the reporting  requirements of Sections 13 and
15(d) of the Securities Exchange Act of 1934.

"Investment  Company Act" means the Investment  Company Act of 1940, as amended, and the rules and regulations  promulgated thereunder by the U.S. Securities and
Exchange Commission.

"Limited  offering" means an offering that is exempt from registration under the
Securities  Act of 1933  pursuant to Section 4(2) or Section 4(6) or pursuant to
Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

"Public  company"  means any company  subject to the reporting  requirements  of
Section 13 or 15(d) of the Securities Exchange Act of 1934.

"Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

"Reportable Fund" means any Fund, or separate investment portfolio of such Fund, for which Sands Capital  serves as an  investment  adviser as defined in Section
2(a)(20)  of the  Investment  Company  Act.  A list of  Reportable  Funds can be obtained from the Compliance Team.

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     "Supervised person" means any partner,  officer,  director (or other person occupying a similar  status or  performing  similar  functions),  or employee of
Sands Capital, or other person who provides investment advice on behalf of Sands
Capital and is subject to the supervision and control of Sands Capital.

            ALL SCM STAFF MEMBERS ARE CONSIDERED SUPERVISED PERSONS

2.   STATEMENT OF GENERAL PRINCIPLES

Sands  Capital  and its  supervised  persons  owe  fiduciary  duties to clients.
Accordingly,   supervised   persons  must  avoid   activities,   interests   and
relationships  that  might  interfere,  or  appear  to  interfere,  with  making decisions in the best  interests of clients.  Supervised  persons  must,  at all times, observe the following general fiduciary principles:

     (i)  In the  course of  fulfilling  your  duties  and  responsibilities  to clients, you must place the interests of clients first;

     (ii) You must conduct all of your personal securities  transactions in full compliance  with this Code and in such a manner as to avoid any actual or  potential  conflict of  interest or any abuse of your  position of trust and responsibility; and

     (iii) You must not take inappropriate advantage of your position.

Supervised  persons are required to comply with  applicable  federal  securities laws and must,  at a  minimum,  adhere to these  general  principles  as well as comply  with the  specific  provisions  of this  Code.  It bears  emphasis  that technical  compliance  with  this  Code  will not  automatically  insulate  from scrutiny personal trading or other activities that reflect a pattern of abuse of an individual's fiduciary duty owed to clients.

3.   DUTY OF CONFIDENTIALITY

Supervised  persons  have  the  highest  fiduciary   obligation  not  to  reveal
confidential information to any person that does not have a clear and compelling need to know such  information.  They must  keep  confidential  at all times any nonpublic  information  they may obtain in the  course of their  duties at Sands
Capital, including but not limited to:

     (i)  information  on  clients,  including  recent or  impending  securities transactions by or on behalf of clients;

     (ii) information  on  Sands  Capital's  personnel,   including  their  pay,
          benefits, position level and performance ratings; and

     (iii) information  on  Sands  Capital's  business,   including  proprietary
          investment strategies, technologies and business activities.

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4.   PROHIBITED TRANSACTIONS AND CONDUCT

Fraudulent Purchases or Sales

Supervised  persons may not,  directly or  indirectly,  in  connection  with the purchase or sale of a security held or to be acquired by any client:

     (i)  employ any device, scheme or artifice to defraud the client;

     (ii) make to the client any untrue  statement of a material fact or omit to state a material fact necessary in order to make the statements  made, in  light  of  the  circumstances  under  which  they  are  made,  not misleading;

     (iii) engage in any act, practice or course of business which would operate as a fraud or deceit upon the client; or

     (iv) engage in any manipulative practice with respect to the client.

Initial Public Offerings and Limited Offerings

Supervised  persons may not,  directly or indirectly,  acquire  ownership of any security in an initial  public  offering  or a limited  offering  without  first obtaining  written approval of the Chief Compliance  Officer or Chief Investment
Officer.  In the event approval is granted the Chief  Compliance  Officer or the
Chief Investment Officer will document reasons for the approval. (See Attachment
B for a copy of the Pre-Clearance Request Form.)

Options and Short Sales

Sands  Capital  expressly  forbids the  purchase or sale of options.  Supervised persons of Sands Capital may never sell securities "short".

Blackout Periods

Supervised  persons of Sands  Capital are  restricted  in trading  any  security involved  in an  "investment  action"  for a  specified  "blackout  period".  An
"investment action" is a decision to add (or eliminate) a security to (or from), or increase (or reduce) the  weighting of a security in, the Sands Capital Large
Capitalization  Growth  Model  Portfolio  or  the  Healthcare  Model  Portfolio.
Supervised  persons  may  not,  directly  or  indirectly,  purchase  or sell any security involved in an investment action during the following blackout period:

     (i)  10 calendar days before the beginning of the investment action;

     (ii) during the investment action; and

     (iii) 7 calendar days after the  completion of the  investment  action (for
          this  purpose,   an  investment   action  is  completed  on  the  date
          notification of such action is sent to advisory clients).

A spreadsheet with all current  investment  action  information is available at:
O:\Blackout periods and pre-clearance securitieslist.doc

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New Opportunities - Priority Active List

Supervised persons may not, directly or indirectly, purchase any security on the
"New  Opportunities  - Priority  Active List"  without first  obtaining  written approval of the Chief Compliance  Officer.  Supervised persons should review the
New Opportunities - Priority Active List before trading in any security eligible for  purchase  by  Sands  Capital  for its  client  accounts.  A copy of the New
Opportunities   Priority  Active  List  is  located:   O:\Blackout  periods  and
pre-clearance securitieslist.doc

Prohibition on Short-Term Trading Profits

Supervised  persons  may not profit from the  purchase  and sale of the same (or equivalent)  covered  securities  within 30 calendar days. This prohibition does not apply to transactions resulting in a loss.

Gifts

Supervised  persons  may not  accept  any  gift of more  than de  minimis  value
(currently $300 per year) from any person,  entity, client or prospective client that does business with or is seeking to do business with Sands Capital.  A gift does  not  apply  to  ordinary  and  usual  business  entertainment  such  as an occasional meal, sporting event, theater production or comparable  entertainment event so long as it is  neither so  frequent  nor so  extensive  as to raise any question of propriety.

Directorships

Supervised persons may not serve on the board of directors of any public company without first obtaining written approval of the Chief Compliance Officer.

Exempt Transactions

The prohibitions and restrictions of this Section 4 do not apply to:

     (i)  purchases or sales  effected in any account over which the  supervised person has no direct or indirect influence or control;

     (ii) purchases,  sales  or  other  acquisitions  of  securities  which  are non-volitional  on the part of the  supervised  person,  such as sales from a margin  account  pursuant  to bona  fide  margin  calls,  stock dividends, stock splits, mergers, consolidations,  spin-offs, or other similar corporate reorganizations or distributions;

     (iii) purchases that are part of an automatic investment plan;

     (iv) purchases  effected upon the exercise of rights issued pro rata to all holders of a class of its  securities,  to the extent such rights were acquired from such issuer; and

     (v)  acquisitions of securities through gifts or bequests.

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5.   REPORTING AND CERTIFICATION REQUIREMENTS

All  reports  pursuant  to this  Section 5 shall be made to and  reviewed by the
Compliance Team.

Duplicate Brokerage Statements

All supervised persons are required to instruct their  broker-dealers,  banks or other  financial  services firms to provide (i) duplicate  confirmations  of all personal  transactions in covered  securities  effected for any account in which they  have any  direct  or  indirect  beneficial  ownership  and  (ii)  periodic statements relating to any such account.  (See Attachment C for a form Letter of
Instruction for this purpose.)

Initial Holdings Report

No later  than 10 days after  becoming a  supervised  person,  every  supervised person shall report the following information:

     (i)  the  title  and  exchange  ticker  symbol  or  CUSIP  number,  type of security,  number of shares and principal  amount (if  applicable)  of each  covered  security  in which he or she has any direct or indirect beneficial ownership; or

     (ii) in the event that the supervised person has no beneficial ownership in any covered securities,  either a statement to that effect or the word
          "None" (or similar designation); and

     (iii) the name of any  broker,  dealer  or bank with  which the  supervised person  maintains an account in which any  securities are held for his or her direct or indirect benefit; and

     (iv) the date the supervised person submits the report.

The  information in an Initial  Holdings Report must be current as of a date not more than 45 days prior to the date the person became a supervised person.  (See
Attachment D for a copy of the form of Initial Holdings Report.)

Annual Holdings Reports

On or before February 14th of each year,  every  supervised  person shall report the following information:

     (i)  the  title  and  exchange  ticker  symbol  or  CUSIP  number,  type of security,  number of shares and principal  amount (if  applicable)  of each covered security in which the supervised person has any direct or
          indirect   beneficial   ownership   (generally,   duplicate  brokerage
          statements will be used to satisfy this requirement); or

     (ii) in the event that he or she has no beneficial ownership in any covered securities,  either a statement  to that effect or the word "None" (or some similar designation); and

     (iii) the name of any  broker,  dealer  or bank with  which the  supervised person  maintains an account in which any  securities are held for his or her direct or indirect  benefit;  and

     (iv) the date the supervised person submits the report.

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The  information in an Annual Holdings Report shall be current as of December 31 of the  preceding  year.  (See  Attachment  E for a copy of the  form of  Annual
Holdings Report.)

Quarterly Transaction Reports

No later than 30 days after the end of each calendar  quarter,  every supervised person shall report the following information:

     1.   With  respect  to any  transaction  during  the  quarter  in a covered security  in which the  supervised  person  has,  or by reason of such transaction acquires, any direct or indirect beneficial ownership:

          (A)  the trade date of the transaction,  the title and exchange ticker symbol or CUSIP  number,  the interest rate and maturity date (if applicable),  the number of shares and the  principal  amount (if applicable) of each covered security involved;

          (B)  the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

          (C)  the price of the covered  security at which the  transaction  was effected; and

          (E)  the name of the broker,  dealer or bank with or through which the transaction was effected; or

          (F)  in the event there were no such transactions  during the quarter, either a  statement  to that  effect or the word  "None" (or some similar designation); and

          (G)  the date the supervised person submits the report.

     2.   With respect to any account  established by the  supervised  person in which any  covered  securities  were held  during the  quarter for the direct or indirect benefit of the supervised person:

          (A)  the name of the  broker,  dealer or bank with whom the account is established; and

          (B)  the date the account was established; or

          (C)  in the event there were no such accounts  established  during the quarter, either a statement to that effect or the word "None" (or some similar designation); and

          (D)  the date the supervised person submits the report.

(See Attachment F for a copy of the form of Quarterly Transaction Report.)

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Exceptions To Reporting Requirements

A supervised person need not submit:

     (i)  any report with respect to  securities  held in accounts over which he or she has no direct or indirect influence or control;

     (ii) a transaction report with respect to transactions effected pursuant to an automatic investment plan; or

     (iii) a  transaction  report  if the  report  would  duplicate  information contained in broker trade confirmations or account statements that are received by the Compliance  Team with respect to such person,  so long as the  Compliance  Team receives the  confirmations  or statements no later than 30 days after the end of the applicable calendar quarter.

Any report  required by this  Section 5 may contain a statement  that the report shall not be construed  as an admission by the person  making the report that he or she has any direct or indirect beneficial  ownership in the security to which the report relates.

Annual Certifications

All supervised  persons shall certify in writing at least annually that (i) they have read and understand, and recognize that they are subject to, this Code; and
(ii) they will comply with the  requirements of this Code,  including  reporting all information  required to be reported by this Code. (See Attachment G for the form of Annual Certification.)

Reporting of Code Violations

Each  supervised  person is  required  to notify  the Chief  Compliance  Officer promptly if he or she knows of any  violation of this Code.  Failure to do so is itself a violation of this Code. In the event that a matter implicates the Chief
Compliance  Officer,  notice of a violation  may be provided to the President or another executive officer of Sands Capital.

Consistent  with  Sands  Capital's  policies,  no person or group  within  Sands
Capital  shall  retaliate,  nor shall  Sands  Capital or any  supervised  person tolerate any retaliation by any other person or group within the firm,  directly or indirectly,  against anyone who, in good faith, reports any violation of this
Code or  provides  assistance  to  management  or any  other  person  or  group, including any governmental,  regulatory or law enforcement  body,  investigating any violation of this Code.

Sands  Capital  shall not  reveal  the  identity  of any  person  who  reports a violation  of this Code and who asks that his or her  identity as the person who made such report remain  confidential.  Sands Capital shall not make any effort, or  tolerate  any effort made by any other  person or group,  to  ascertain  the identity  of any person who  reports a  violation  anonymously,  unless (i) such information is required to be disclosed by law or applicable legal process or by applicable securities or commodities exchange,  self-regulatory organization, or other  rules  or  regulations;  or  (ii)  disclosure  of  such  information,  or ascertaining such identity,  is supported by a clear and compelling  interest of clients that is sufficient in the particular  case to overcome an expectation of anonymity.

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6.   REPORTS TO FUND CLIENTS

Sands  Capital  shall  furnish  to  the  board  of  directors/trustees  of  each
Reportable  Fund, at the direction and timing  specified by such boards,  but no less  frequently  than annually,  a written report that (i) describes any issues affecting  the  Reportable  Fund arising  under this Code or related  procedures since the last report, including, but not limited to, information about material violations of this Code or such procedures and the sanctions  imposed;  and (ii)
certifies  that Sands  Capital has adopted  procedures  reasonably  necessary to prevent its supervised persons from violating this Code.

7.   SANCTIONS

Supervised  persons who violate  this Code will be subject to such  sanctions as deemed  necessary  and  appropriate  under  the  circumstances  and in the  best interest  of  clients.  The range of  sanctions  include a  written  warning  or reprimand,  cancellation of trades, disgorgement of profits or sale of positions at a loss,  restriction on trading privileges,  fines,  suspension of employment without pay,  termination  of employment,  and/or  referral to regulatory or law enforcement authorities.

8.   RECORDS

Sands Capital shall  maintain such records  relating to this Code of Ethics,  in the manner and as required by Rule 204-2(a)(12) under the Advisers Act and Rules
17f-1(f) and 31a-1(f) under the Investment Company Act.

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                                  Attachment A

                              BENEFICIAL OWNERSHIP

As used in the Code of Ethics,  beneficial  ownership is interpreted in the same manner as it would be in  determining  whether a person is subject to Section 16 of the Securities  Exchange Act of 1934, as amended (the "Exchange Act"), except that the determination of such ownership applies to all securities.

For the purposes of the Exchange Act, beneficial ownership includes:

     (a)  the receipt of benefits substantially equivalent to those of ownership through  relationship,  understanding,  agreement,  contract  or other arrangements; or

     (b)  the power to vest or revest such  ownership in oneself at once,  or at some future time.

Using the above definition as a broad guideline,  the ultimate  determination of beneficial  ownership will be made in light of the facts of the particular case.
Key factors are the degree of the individual's ability to exercise discretion to invest in, sell or exercise  voting rights of the  security,  and the ability of the individual to benefit from the proceeds of the security.

1.   Securities Held by Family Members

As a general  rule,  a person is regarded as having  beneficial  ownership  of a security held in the name of his or her spouse and their minor children.  In the absence of special circumstances,  these family relationships  ordinarily confer benefits substantially equivalent to ownership.

In addition, absent countervailing facts, it is expected that a security held by a  relative  who shares  the same  household  as the  reporting  person  will be reported as beneficially owned by such person.

2.   Securities Held by a Company

Generally,  ownership of a security of a company does not constitute  beneficial ownership  with  respect to the  holdings  of the company in the  securities  of another  issuer.  However,  an owner of securities in a holding  company will be deemed to have  beneficial  ownership  in the  holdings of the  holding  company where:

     (a)  the company is merely a medium through which one or several persons in a small group invest or trade in securities; and

     (b)  the company has no other substantial business.

In such  cases,  the  persons  who are in a position  of control of the  holding company are deemed to have beneficial  interest in the securities of the holding company.

3.   Securities Held in Trust

Beneficial ownership of securities in a private trust includes:

     (a)  the  ownership of  securities as a trustee where either the trustee or members of his or her immediate  family have a vested  interest in the income or corpus of the trust;

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     (b)  the ownership of a vested beneficial interest in a trust; and

     (c)  the  ownership  of  securities  as a  settlor  of a trust in which the settlor  has the  power to  revoke  the trust  without  obtaining  the consent of all the beneficiaries.

As used in this section, the "immediate family" of a trustee means:

     (a)  a son or daughter of the trustee or a descendent of either;

     (b)  a stepson or stepdaughter of the trustee;

     (c)  the father or mother of the trustee, or an ancestor of either;

     (d)  a stepfather or stepmother of the trustee; and

     (e)  a spouse of the trustee.

For the purposes of determining whether any of the foregoing relations exists, a legally  adopted child of a person shall be considered a child of such person by blood.

4.   Miscellaneous Issues

Beneficial ownership does not include, however, a person's interest in portfolio securities held by:

     (a)  any  holding  company  registered  under the  Public  Utility  Holding
          Company Act;

     (b)  any investment company registered under the Investment Company Act;

     (c)  a pension or  retirement  plan holding  securities  of an issuer whose employees generally are the beneficiaries of the plan; and

     (d)  a business trust with over 25 beneficiaries.

Participation  in a  pension  or  retirement  plan  will  result  in  beneficial ownership of the  portfolio  securities  if plan  participants  can withdraw and trade the securities without withdrawing from the plan.

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                                  Attachment B
                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

--------------------------------------------------------------------------------

                           PRE-CLEARANCE REQUEST FORM
--------------------------------------------------------------------------------

Name:                                       Date: ______________________________

--------------------------------------------------------------------------------
Transaction  Detail:  I request prior written  approval to execute the following trade:
--------------------------------------------------------------------------------

Buy: [ ]    Sell: [ ]

IPO or Limited Offering:            [ ]  Yes     [ ]  No

Security name:________________________      Security ticker:___________________

No. of shares:_________________________     Estimated Price:___________________

--------------------------------------------------------------------------------
Disclosure Statement
--------------------------------------------------------------------------------

I hereby  represent  that,  to the best of my  knowledge,  I (or the  registered account holder) (1) have no knowledge of a pending  investment  action involving the  above  security,  (2) am  not  in  possession  of  any  material  nonpublic information concerning the security to which this request relates and (3) am not engaging in any manipulative or deceptive  trading  activity;  and that (4) this transaction does not violate the "Short-Term Trading" prohibition in the Code of
Ethics.

I acknowledge  that if the Compliance  Team in its sole discretion has the right not to approve  the  trade,  and I  undertake  to abide by the  decision  of the
Compliance Team.

I acknowledge  that this  authorization  is only valid for a period of three (3)
business days.
--------------------------------------------------------------------------------

[ ] By  checking  this  box I  acknowledge  the  above  information  is true and correct.

--------------------------------------------------------------------------------
Compliance Team Use Only
--------------------------------------------------------------------------------

Approved:  [ ]             Disapproved:  [ ]

Date:

By:

Last Updated: April 2007                                                      14

                                  Attachment C

                           FORM LETTER OF INSTRUCTION

Date

Broker/Bank Address

                           Re:      Staff Member Name
                                    Account Number: #

Dear Sir or Madam:

Please be advised that I am a staff member of Sands Capital  Management,  LLC, a registered  investment  adviser.  Please  send  duplicate  statements  and trade confirmations of this brokerage account to the attention of:

                                   Sands Capital Management, LLC
                                   Attn:  Compliance Team
                                   1100 Wilson Boulevard
                                   Suite 3050
                                   Arlington, VA  22209

This request is made pursuant to Sands Capital's Code of Ethics.

Thank you for your cooperation.

Sincerely,

Staff Member Name
Title

Last Updated: April 2007                                                      15

                                  Attachment D

================================================================================
     Sands Capital Management, LLC
            Initial Holdings Report
================================================================================

Name of Staff Member:   _________________________________ Date Report Due:
_____________________ (Due 10 Days after hire)
Date Person Became a Supervised Person: ________________  Date Report Submitted:
________________

Information in Report Dated as of:  ________________________
(must be a date not more than 45 days prior)

Securities  Accounts - Attach copies of all  broker/bank  statements  (not older than 45 days) for all accounts for which you responded "Yes" this accounts holds
"covered securities"

--------------------------------------- -------------------- --------------- ------------------ -----------------------------
Name of Broker, Dealer or Bank           Name(s) on Account  Account Number    Type of Account  Does this account hold
                                                                                                "covered securities"*
--------------------------------------- -------------------- --------------- ------------------ -----------------------------
                                                                                                      Yes or No
--------------------------------------- ----------------------------------- ------------------ ------------------------------
                                                                                                      Yes or No
--------------------------------------- ----------------------------------- ------------------ ------------------------------
                                                                                                      Yes or No
--------------------------------------- ----------------------------------- ------------------ ------------------------------
                                                                                                      Yes or No
--------------------------------------- ----------------------------------- ------------------ ------------------------------
                                                                                                      Yes or No
--------------------------------------------------------------- ------------------ ------------- ----------------------------

IF YOU HAVE NO  SECURITIES  ACCOUNTS TO REPORT,  PLEASE  WRITE NONE IN THE SPACE
ABOVE AND CHECK HERE |_|

Covered Securities held outside broker/bank accounts not reported above
---------------------------- ------------------------- --------------- ----------------- ----------------------------------
      Name of Issuer and     Number of Shares or Par   Ticker or Cusip Type of Security  Maturity Date and Interest Rate
  Title of Covered Security           Value                                              (if applicable)
---------------------------- ------------------------- --------------- ----------------- ----------------------------------

---------------------------- ------------------------- --------------- ----------------- ----------------------------------

---------------------------- ------------------------- --------------- ----------------- ----------------------------------

---------------------------- ------------------------- --------------- ----------------- ----------------------------------

IF YOU HAD NO COVERED SECURITIES TO REPORT, PLEASE WRITE NONE IN THE SPACE ABOVE
AND CHECK HERE |_|

IF ALL OF YOUR  COVERED  SECURITIES  ARE HELD IN THE  ACCOUNTS  REPORTED  ABOVE,
PLEASE WRITE "SEE ATTACHED" IN THE SPACE ABOVE AND CHECK HERE |_|

I certify that I have included on this report all  securities  transactions  and accounts required pursuant to the Code of Ethics.

__________________________________                           ___________________
Staff Member Signature                                       Received by

_______________________                                      ___________________
Date                                                         Date

Last Updated: April 2007                                                      16

                                  Attachment E

================================================================================
Sands Capital Management, LLC         Annual Holdings Report            DATE:
================================================================================

Name of Staff Member: _______________________________

Securities Accounts
------------------------------- --------------------- -------------- ---------------- ----------------------------------
Name of Broker, Dealer or Bank  Name(s) on Account    Account Number Type of Account  During 2006 this account held
                                                                                            "covered securities"*
------------------------------- --------------------- -------------- ---------------- ----------------------------------
                                                                                                  Yes or No
------------------------------- --------------------- -------------- ---------------- ----------------------------------
                                                                                                  Yes or No
------------------------------- --------------------- -------------- ---------------- ----------------------------------
                                                                                                  Yes or No
------------------------------- --------------------- -------------- ---------------- ----------------------------------
                                                                                                  Yes or No
------------------------------- --------------------- -------------- ---------------- ----------------------------------
                                                                                                  Yes or No
------------------------------- --------------------- -------------- ---------------- ----------------------------------
                                                                                                  Yes or No
------------------------------- --------------------- -------------- ---------------- ----------------------------------

During  2007,  have  you  held  shares  in  the   Constellation   Sands  Capital
Institutional  Growth Fund as part of your Sands Capital 401(k) plan?

Yes |_| No |_|

IF YOU HAVE NOT HELD OR TRANSACTED IN COVERED SECURITIES, PLEASE CHECK HERE |_|

IF YOU HAD NO  SECURITIES  ACCOUNTS  TO REPORT,  PLEASE  WRITE NONE IN THE SPACE
ABOVE AND CHECK HERE |_|

I CERTIFY THAT THE ABOVE LIST IS AN ACCURATE,  COMPLETE  LIST OF ALL ACCOUNTS IN
WHICH  SECURITIES  ARE  HELD,  IN WHICH I HAVE A DIRECT OR  INDIRECT  BENEFICIAL
INTEREST.**

__________________________________                          ____________________
Staff Member Signature                                      Received by

____________                                                ____________________
Date                                                        Date

*"Covered  security"  (as defined in Section  202(a)(18)  of the Advisers Act or
Section 2(a)(36) of the Investment Company Act) includes notes,  bonds,  stocks, convertible  securities,  preferred  stock,  options on  securities,  futures on broad-based market indices,  exchange-traded Funds (ETF's), warrants and rights, and shares of closed-end Funds and Reportable Funds (Funds  sub-advised by Sands
Capital).  It does not include:  direct  obligations  of the  Government  of the
United States,  bankers' acceptances,  bank certificates of deposit,  commercial paper  and  high  quality  short-term  debt  instruments,  including  repurchase agreements, and shares issued by money market and other open-end (mutual) Funds.

**Key  factors for making the  determination  of  "beneficial  interest" are the degree of the individual's  ability to exercise discretion to invest in, sell or exercise  voting  rights of the security,  and the ability of the  individual to benefit  from the  proceeds  of the  security.  As a general  rule,  a person is regarded as having beneficial ownership of a security held in the name of his or her spouse or their minor  children.  In the  absence of special  circumstances, these family relationships  ordinarily confer benefits substantially  equivalent to ownership.  In addition,  absent  countervailing facts, it is expected that a security  held by a  relative  who shares the same  household  as the  reporting person will be reported as beneficially owned by such person.

Last Updated: April 2007                                                      17

                                  Attachment F

================================================================================
Sands Capital Management, LLC    March 31, 2007    Quarterly Transactions Report
================================================================================

Name of Staff Member:_________________          Date Report Due: April 20, 2007

1.   Have you closed any broker/bank  accounts during the last quarter that hold covered securities?
            Yes |_|          No |_|

(If yes, please fill in the appropriate information below.)

2.   Have you opened any additional broker/bank accounts during the last quarter that hold covered securities?

            Yes |_| No |_|

(If yes, please fill in the appropriate information below.)

 -------- ---------------------------- --------------- ---------------- ----------------------------
  Open/   Name of Brokerage Firm/Bank  Account Number  Name on Account  Date Acct Opened/Closed
 Closed
 -------- ---------------------------- --------------- ---------------- ----------------------------

 -------- ---------------------------- --------------- ---------------- ----------------------------

 -------- ---------------------------- --------------- ---------------- ----------------------------

 -------- ---------------------------- --------------- ---------------- ----------------------------

3.   During the quarter have you purchased  any  "Reportable  Funds"  outside of your Sands  Capital  401(k)  plan or any  previously  reported  broker/bank accounts?

            Yes |_|   No |_|

(If yes, please fill in the appropriate information below.)

 ------------------------ --------------- --------------- -----------------
 Name of Reportable Fund  Account Number  Name on Account Date Acct Opened

 ------------------------ --------------- --------------- -----------------

 ------------------------ --------------- --------------- -----------------

 ------------------------ --------------- --------------- -----------------

4.   During the quarter  have you purchase or sold any covered  securities  held outside a broker/bank account?

            Yes |_|    No |_|

(If yes, please fill in the appropriate information below.)

 ----- ----------------------------------------------------- ----------------------- -------------------- --------
 Buy/                     Name of Covered                    Cusip or Ticker Symbol     Number of          Price
 Sell  Security (include maturity date and interest rate, if                         Shares/Principal
                            applicable)                                                   Amount

 ----- ----------------------------------------------------- ----------------------- -------------------- --------

 ----- ----------------------------------------------------- ----------------------- -------------------- --------

 ----- ----------------------------------------------------- ----------------------- -------------------- --------

 ----- ----------------------------------------------------- ----------------------- -------------------- --------

I certify that the information reported above is complete, true and correct.

   _________________________________________         ___________________________
   Staff Members Signature                           Received By
   _____________________                             __________________
   Date                                               Date

Last Updated: April 2007                                                      18

                                  Attachment G

                          SANDS CAPITAL MANAGEMENT, LLC

TO:                                 Compliance Team

FROM (Please Print):

DATE:

SUBJECT:                   Annual Compliance Certification

1.   I hereby acknowledge receipt of a copy of Sands Capital's Code of Ethics.

2.   I have read and  understand  the Code of  Ethics  and  recognize  that I am subject to it.

3.   I hereby  declare that I have and will continue to comply with the terms of the Code of Ethics.

Staff Member Signature:    _________________________________

Received by:      _________________________________

Date:             _____________

Last Updated: April 2007                                                      19